PHSB Financial Corporation
Beaver Falls, Pennsylvania


                                Contact:   James P. Wetzel, Jr.
                                           President and Chief Executive Officer
                                           (724) 846-7300


FOR IMMEDIATE RELEASE



                           PHSB FINANCIAL CORPORATION
                    ANNOUNCES CORRECTION TO EARNINGS RELEASE

     Beaver Falls, Pennsylvania -- February 3, 2003- PHSB Financial Corporation (NASDAQ National Market: "PHSB"), the holding company of Peoples Home Savings Bank, announced today, a correction to its January 15, 2003 earnings release. The Financial ratios for the year ended December 31, 2002 and December 31, 2001 are corrected as presented below:


                                                      Year Ended
                                                      December 31,
                                                      ------------
                                                   2002          2001
                                                   ----          ----
Financial ratios (annualized)
    Return on average assets                       0.78%         0.78%
    Return on average equity                       5.15%         7.31%
    Net interest margin                            3.11%         3.21%